Exhibit 10.59

June [●], 2015

CVC Capital Partners Advisory Company (Luxembourg) S.à.r.l

20, Avenue Monterey

L-2163 Luxembourg, Grand-Duchy of Luxembourg

Facsimile: + 352 26 47 8367

Attention: Emanuela Brero

Ladies and Gentlemen:

Reference is made to the Monitoring Agreement, dated as of November 30, 2010 (the “CVC Monitoring Agreement”), among Univar Inc. (the “Company”), Univar USA Inc. (“Opco”) and CVC Capital Partners Advisory Company (Luxembourg) S.à.r.l (“CVC”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the CVC Monitoring Agreement.

Upon the terms and conditions of this letter agreement, the parties hereby agree to terminate the CVC Monitoring Agreement pursuant to Section 4(c) thereof, in connection with the Company’s initial public offering of shares of its common stock pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-197085) (the “IPO”). Reference is made to the Implementation and Facilitation Agreement, dated November 30, 2010 (the “CVC Implementation and Facilitation Agreement”) among the Company, Opco and each of CVC European Equity IV (AB) Limited, CVC European Equity IV (CDE) Limited and CVC European Equity Tandem GP Limited (together the “CVC Managers”). In connection with and as consideration for the termination of the CVC Monitoring Agreement and the CVC Implementation and Facilitation Agreement, the Company and Opco, jointly and severally, agree to pay in cash a fee of $[13.1] million to CVC (the “CVC Termination Fee”), on the closing date of the Company’s IPO and, in consideration thereof, the CVC Managers will waive any right to any Facilitation and Implementation Fee (as defined in the CVC Implementation and Facilitation Agreement) in connection with the IPO. Upon the payment of the CVC Termination Fee, the CVC Monitoring Agreement will terminate, provided that Section 3 thereof shall survive solely as to any portion of any Monitoring Fee or Expenses accrued, but not paid or reimbursed, prior to such termination. The termination of the CVC Monitoring Agreement shall not affect the Indemnification Agreement which shall survive such termination.

The CVC Monitoring Agreement is being terminated in reliance upon, and subject to, the concurrent termination of (i) the Consulting Agreement, dated as of November 30, 2010, among the Company, Opco and Clayton, Dubilier & Rice, LLC, in consideration of a fee in an amount equal to the CVC Termination Fee and on terms substantially identical to this letter agreement, and (ii) the CVC Implementation and Facilitation Agreement.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement is governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state.

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If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

UNIVAR INC.

By:
Name:
Title:

UNIVAR USA INC.

By:
Name:
Title:

Acknowledged and agreed as of the

date first above written:

CVC CAPITAL PARTNERS ADVISORY COMPANY
(LUXEMBOURG) S.À.R.L

By:
Name:
Title:

[Signature Page to Letter Agreement Terminating CVC Monitoring Agreement]